                                                                   EXHIBIT 10.13

                  AMENDMENT #2 TO THE SUBLEASE BY AND BETWEEN
                  GENERAL ATOMICS AND PACKETVIDEO CORPORATION

This Sublease Amendment ("Amendment #2") dated for reference purposes only as December 1, 1999, is made by and between GENERAL ATOMICS, a California Corporation (herein called "Lessor") and PACKETVIDEO CORPORATION, a California Corporation (herein called "Lessee").

                                    RECITALS

A. Lessor and Lessee (the "Parties") executed a written Sublease Agreement (the "Agreement") dated September 1, 1998, and Amendment #1 to the Sublease, dated September 1, 1999.

B. During the Lessee's tenancy, the size of its Building 14 First Floor Premises was expanded on four occasions by lease amendment, or Tenant Notice, to the current size of 8,588sf.

C. The Lessee has a need to expand its Premises to facilitate staff growth and to upgrade its corporate image. The Lessor has no available expansion space on Building 14 First Floor to meet Lessee's planned growth.

D. Another tenant (MP3.com), under lease with the Lessor for part of Building 14 Second Floor, outgrew its 20,955sf Premises, and moved to another location away from the Industrial Center.

E. After review of its options to put its vacant Building 14 Premises into use, MP3.com determined that it prefers terminating its Sublease Agreement with the Lessor, on condition that MP3.com does not assume obligations for a Replacement Tenant's Premises, and MP3.com is relieved of the obligations for its Building 14 Second Floor Premises prior to the Lessee gaining possession for its beneficial use.

F. The Lessor expressed a willingness to cooperate in terminating the MP3.com Sublease Agreement, and signing the Lessee as Replacement Tenant in the MP3.com Building 14 Premises, on condition that the Lessor does not incur revenue loss for Building 14, or is required to commit additional capital expenditures at Building 14 to effect an assignment, or termination of the MP3.com Sublease Agreement.

G. As a means of meeting the Lessee's expansion needs at the Industrial Center, the Lessor offered the Lessee the option to relocate to the Second Floor to replace MP3.com as the ("Replacement Tenant").

H. As a condition for surrendering its Building 14 Premises, MP3.com has the lease obligation to restore certain Non-Building Standard finishes installed by MP3.com; the Lessor holds a Security Deposit as a guarantee of MP3.com's performance in meeting this obligation.

I. MP3.com left in place certain furnishings and fixtures, including modular furniture, a telephone system, and a security system; MP3.com desires to sell said equipment and furnishings to the Replacement Tenant, or to third parties.

J. The Lessor has no interest in acquiring the MP3.com furnishings and equipment as part of any Agreement between the Lessor and MP3.com in assigning, or terminating, the MP3.com Sublease Agreement.

K. The Lessor expressed a willingness to take back the Lessee's Building 14 First Floor Premises concurrent with Lessee's Possession of the Second Floor Premises, contingent upon the Parties entering into an agreement that provides for the Lessee to be the Replacement Tenant for MP3.com.

L. The Parties executed a Letter Agreement, dated November 16, 1999, that include the abbreviated terms and conditions to sublease the Building 14 Second Floor to the Lessee subject to a termination of the agreement for the Building 14 Second Floor between the Lessor and MP3.com, and the termination of negotiations for sublease of the same Premises with another Tenant, @Backup Inc.

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING, AND IN CONSIDERATION OF MUTUAL COVENANTS AND AGREEMENTS OF THE PARTIES HERETO, UPON EXECUTION OF THIS AMENDMENT THE PARTIES MUTUALLY COVENANT AND AGREE AS FOLLOWS:

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

1.3     TERM:

With execution of Amendment #2, the Expiration Date for this Agreement is changed to October 31, 2003. The Commencement and Expiration Dates for the Building 14 First, and Second Floor Premises are as follows:

                                                                     DATE
                                                     -----------------------------------
        PREMISES             DESIGNATION             COMMENCEMENT             EXPIRATION
        --------             -----------             ------------             ----------
        14 First Floor       Surrender                 various                  12/31/99

        14 Second Floor      Replacement               01/01/00                 10/31/03

DELETE ADDENDUM PARAGRAPHS 49 THROUGH 60 AND REPLACE WITH NEW ADDENDUM, SAME
PARAGRAPHS:

ADD New Paragraph 62 OPTION TO EXTEND, dated December 1, 1999.

ADD New Paragraph 63 OWNERSHIP, REMOVAL, SURRENDER AND RESTORATION, dated Dec. 1, 1999.

EXHIBIT A: Delete in its entirety and replace with new EXHIBIT A, dated December 1, 1999.

EXHIBIT B: Delete in its entirety and replace with new EXHIBIT B, dated December 1, 1999.

EXHIBIT C: Delete in its entirety and replace with new EXHIBIT C, dated December 1, 1999.

EXHIBIT D: Delete in its entirety and replace with new EXHIBIT D, dated December 1, 1999.

EXHIBIT E: Delete in its entirety and replace with new EXHIBIT E, dated December 1, 1999.

EXHIBIT F: Delete in its entirety and replace with new EXHIBIT F, dated December 1, 1999.

EXHIBIT G: Add new EXHIBIT G LANDLORD CONSENT AND ESTOPPEL CERTIFICATE, dated Dec. 1, 1999.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

LESSOR:                                      LESSEE:
GENERAL ATOMICS                              PACKETVIDEO CORPORATION

By: /s/ Robert H. Dalry                     By: /s/ Peter A. Price
   ----------------------------------          ---------------------------------
   Robert H. Dalry                             Peter A. Price
   Director Facilities                         Chief Financial Officer
Date:  12/15/99                             Date:   12/15/99

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit B

                                    ADDENDUM

49.     INSERT TO PARAGRAPH 1.1, PARTIES:

As used herein "Lease" means "Sublease" and "Lessor" means "Sublessor" and "Lessee" means "Sublessee."

50.     INSERT TO PARAGRAPH 1.2(b), PARKING:

The number of parking spaces designated in Paragraph 1.2(b) is based on three spaces per one-thousand square feet of subleased space. In the event an agency of jurisdiction places restrictions on allowed on-site parking spaces provided by the Lessor, the Lessee shall be responsible for implementing provisions to restrict parking to that stipulated in this paragraph of the Sublease Agreement, or to reimburse the Lessor in full for the cost and expenses for payment of penalties, fees or upgrades needed to accommodate Lessee's excess parking above and beyond the number of spaces designated herein. Refer to Exhibit F.

51.     INSERT TO PARAGRAPH 1.10(a), REAL ESTATE BROKERS:

Lessee represents and warrants to Lessor that it has not engaged a broker, finder, or other person who would be entitled to any commission or fees in respect to the negotiation, execution or delivery of Amendment #2, and shall indemnify and hold harmless Lessor against any loss, cost, liability, or expense incurred by Lessor as a result of any claim asserted by any other broker, finder, or other person on the basis of any arrangements made or alleged to have been made by or on behalf of Lessee.

52.     INSERT TO PARAGRAPH 2.2, CONDITION OF PREMISES:

Lessee agrees to accept Building 14 Premises identified in Exhibit B as "Replacement Space" in as-is condition, with certain restoration and minor repairs executed by the Lessor, those more specifically described in Exhibit F attached hereto. Those entries classified as "Restoration Not Required" shall be accepted by the Parties, and reclassified as Building Standard Improvements.

53. INSERT TO PARAGRAPH 2.3, COMPLIANCE WITH COVENANTS, RESTRICTIONS AND

BUILDING CODE: Lessee agrees to accept the Premises subject to a Master Lease and all applicable zoning, municipal, county, state and federal laws, ordinances, and regulations governing and relating to the use of the Premises. Lessor warrants that it is not in default of the Master Lease, and the provisions of the Master Lease are in full force and effect.

54.     INSERT TO PARAGRAPH 2.10., COMMON AREA - CHANGES:

Lessee acknowledges that Lessor has disclosed the fact that vehicular access to the Building 14 Complex is from Science Center Drive, and that Lessee visitors are received and processed at the Building 14 Lobby, that vehicle parking is restricted to the Building 14 parking lots, and pedestrian access between the Building 14 Complex and Remainder Industrial Center will remain unchanged. Further, the Lessee acknowledges that the address of the Premises is 10350 Science Center Drive, Suite 210. The general terms and conditions applicable to vehicular access, parking personnel badging, and visitor reception, shall be as described in Exhibit F attached hereto.

55.     INSERT TO PARAGRAPH 6.2, HAZARDOUS SUBSTANCES:

55.1 Lessee shall not use the Premises for processing, storage or production of "Hazardous Substances" (as defined below). "Hazardous Substance" means: (a) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, and is, or becomes, regulated by any government authority, department, commission, board, agency or instrument of the United States, the State of California, or any political subdivision thereof; (b) any other substance, the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action of common law; and (c) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the Laws of California, or any other applicable Laws relating to the Premises.

55.2 Lessor and its representative agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same for "Hazardous Substances" as defined below, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises, or to the Industrial Center, as the Lessor may deem necessary or desirable.

55.3 Hazardous Substances used by Lessee shall be the responsibility of Lessee, and Lessee shall dispose of such Hazardous Substances in accordance with all applicable laws and regulations, in accordance with Lessor's Accepted Practices, and in a safe and reasonable manner, both during the term of the Sublease, when required or appropriate, but in no event later than the date that the Sublease is terminated.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

56.     INSERT TO PARAGRAPH 7.1, LESSEE'S OBLIGATIONS:

56.1 Lessee agrees to conduct day-to-day operations of the Premises in a manner to preserve the integrity of building structures and its systems including fire barriers, heating, air-conditioning and ventilation systems, and other installed utilities. Specifically, Lessee agrees to keep exterior doors closed at all times except for passage, and to keep windows closed at all times.

56.2 Lessee's obligations to maintain plumbing, heating, ventilating and air conditioning systems, electrical and lighting facilities and equipment within the Premises is interpreted to include Lessee's machinery, equipment, or fixtures which the Lessee has or will install during its tenancy. Plumbing sewer stoppages or plumbing failures within the Lessees Premises shall be the responsibility of the Lessee. Equipment or tenant fixtures installed by the Lessee, all considered by the Lessor as serving the function of supplementing Lessee's specific use of the Premises, is determined by the Lessor as being the Lessee's obligation under this section of the Lease.

56.3 Lessee's Premises are served by Lessor's central heating, ventilation and air-conditioning (HVAC) systems, Lessor shall operate as needed to supply conditioned air to the interior spaces weekdays between the hours of 7:00 AM to 7:00 PM, except on National Holidays, and during scheduled outages or breakdowns. Provisions are included for the Lessors override of the Building central HVAC outside the hours of 7:00 AM to 7:00 PM with the operating costs allocated to the Lessee as Extraordinary Utility usage.

57.     INSERT TO PARAGRAPH 7.3, UTILITY INSTALLATIONS, TRADE FIXTURES,
        ALTERATIONS:

57.1. Alterations, improvements, additions, or Utility Installations by the Lessee, shall be performed by licensed and insured construction or service companies having qualified craftworkers possessing the proper qualifications and training for performing the work. Modifications or alterations to building structures, systems or Utility Installations including fire walls, doors, electrical, plumbing, heating, ventilation and air conditioning, or other common area utilities by service companies or personnel, (particularly those not holding a license, having the proper insurance coverage or possessing adequate training and qualifications), could cause damage to Lessee's business as well as to that of others. Alterations, improvements, additions or Utility Installations shall be performed by contractors for which Lessor has given Lessee its consent. Firms engaged in performing services for the Lessor, under Blanket Order Service Agreements, are pre-qualified to perform services for the Lessee.

57.2. Unplanned utility interruptions such as those caused by abnormal weather conditions, earthquakes, fires, construction mishaps, or Industrial Center plant equipment failures, may result in extended utility outages that could affect the Lessee's business operations. Restoration of services through connection to standby equipment such as portable electric generators, portable air conditioning chillers, or other Industrial Center Systems, could require outages extending beyond a 24-hour period.

58.     INSERT TO PARAGRAPH 8.8, EXEMPTION OF LESSOR FROM LIABILITY:

Except for planned outages that are conducted by the Lessor for the purpose of altering or maintaining its Buildings or private Industrial Center service systems, Lessee hereby agrees that the Lessee shall be responsible for making any necessary provisions that may be required for standby utility services, considered critical to Lessee's operations or use of the Premises, in the event electrical power, air, water, sewer, gas, telephone or other Lessor supplied Industrial Center services are interrupted.

59.     INSERT TO PARAGRAPH 11, UTILITIES:

Charges for prorata share of electric power, natural gas, water/sewer, for Extraordinary Utility usage, and for telephone rental, services, and toll calls, shall be invoiced monthly by Lessor, and shall be due and payable by Lessee in accordance with Paragraph 21.

59.1. Lessee agrees to pay for Extraordinary Utility usage and for its prorata share of electricity, gas and water/sewer based on leased square foot size of the Premises. The prorata share shall be determined as described in Exhibit C.

59.2 Any data and telecommunications services provided to the Lessee by the Lessor under separate service agreement, shall be charged in accordance with the fee schedule for services and equipment as described in Exhibit C.

60.     INSERT TO PARAGRAPH 30.2, ATTORNMENT:

Upon request of Master Lessor, or on behalf of the Industrial Center Owner, Lessee shall subordinate its interest in the Lease and the Premises to the encumbrance instruments of any loans made to Lessor or owner. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee shall execute a subordination agreement and any other documents required by any lender of Master Lessor to accomplish the purposes of this Section.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

Lessee acknowledges that the Lender of Record, Bank of America National, under provisions of Paragraph 30.2, requires a separately executed Estoppel Certificate and Attornment containing certain abbreviated terms of the Agreement executed by the Lessee, Master Lessor, and Property Owner. The Estoppel Certificate and Attornment shall be separately executed and attached as Exhibit G of this Amendment.

DELETE PARAGRAPH IN ITS ENTIRETY AND REPLACE WITH NEW PARAGRAPH 62:

62.     OPTION TO EXTEND:

Lessor hereby grants to Lessee the option to extend the Term of this Sublease Agreement for two successive, one-year periods, starting November 1, 2003 and the second option period ending October 31, 2005, upon each and all of the following terms: 1) the Lessee gives the Lessor advanced notice of the exercise of the Option no earlier than six months and no later than three months prior to the time that the option period would commence if the Option were exercised; if said notification of the exercise of said option is not given and received, this Option shall automatically expire; 2) parties agree that the Monthly Rent shall be adjusted to the amount shown in Exhibit C; 3) execution of the extension option shall not obligate the Lessor to the payment of Brokerage fees; 4) all the terms and conditions of the Agreement, except where specifically modified by this Option, shall apply; and 5) the provisions of Paragraph 39, including the provision relating to default of the Lessee as set forth in Paragraph 39.4 of this Agreement, are conditions of this Option.

ADD NEW PARAGRAPH 63 AS INSERT (d) TO PARAGRAPH 7.4:

63.     OWNERSHIP, REMOVAL, SURRENDER AND RESTORATION:

(d) Parties agree that upon termination of the Sublease Agreement between the Lessor and previous tenant, MP3.com, the Leasehold Improvements installed by MP3.com, shall become the property of the Lessor; that the Lessee assumes no obligation to restore Non-Building Standard Alterations and Utility Installations made by MP3.com, designated in Exhibit F as, Non-Building Standard Restoration Not-Required.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                      -14

                            BUILDING 14 SECOND FLOOR
                                  [Floor Plan]


                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit B

                             BUILDING 14 FIRST FLOOR


                                  [Floor Plan]

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit B

                             PACKETVIDEO CORPORATION
                                  Space Summary

First-in (Effective September 1, 1998)            Cumulative Total SF
--------------------------------------            -------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             144            Office                129
14             145            Office                168
14             179            Office                91
14             180            Office                187
14             H140(prorata)  Corridor              132
                                                    ---
Subtotal                                            707
20% Common                                          141
                                                    ---
Total                                               848           Total  848

Surrendered (Effective November 1, 1998)
----------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             144            Office                129
14             145            Office                168
14             179            Office                91
14             180            Office                187
14             H140(prorata)  Corridor              132
                                                    ---
Subtotal                                            707
20% Common                                          141
                                                    ---
Total                                               848           Total  0

Revised Expansion (Effective November 1, 1998)
----------------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             140            Office                128
14             141            Office                127
14             142            Office                132
14             143            Office                173
14             144            Office                129
14             145            Office                168
14             176A           Office                129
14             176B           Office                90
14             177            Office                185
14             178            Office                233
14             179            Office                91
14             180            Office                187
14             H140           Corridor              407
                                                    ---
Subtotal                                            2,179
10% Common                                          218
                                                    ---
Total                                               2,397         Total  2,397

Added #1 (Effective January 1, 1999)
------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             146            Office                131
14             147            Office                133
14             149            Office                97
14             150            Office                187
14             151            Office                175
14             152            Office                177
14             153            Office                243
14             154            Office                169
14             155            Office                169
14             181            Office                423
14             H150           Corridor              444
                                                    ---
Subtotal                                            2,348
10% Common                                          235
                                                    ---
Total                                               2,583         Total 4,980

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit B
                                   Page 3 of 6

Added #2 (Effective October 1, 1999)                         Cumulative Total SF
------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             156            Office                475
14             156A           Office                120
14             156B           Office                131
14             156C           Office                123
14             156D           Office                90
                                                    --
Subtotal                                            939
10% Common                                          94
                                                    --
Total                                               1,033         Total  6,013

Added #3 (Effective December 1, 1999)
-------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             180A           Office                143
14             181A           Office                78
14             198A           Office                1,616
14             L110           Lobby                 197
Subtotal                                            2,034
10% Common                                          203
Total                                               2,237         Total  8,250

Added #4 (Effective December 1, 1999)
--------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             139            Office                118
14             175            Office                189
                                                    ---
Subtotal                                            307
10% Common                                          31
Total                                               338           Total  8,588

Surrendered (Effective December 31, 1999)
------------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             139            Office                118
14             140            Office                128
14             141            Office                127
14             142            Office                132
14             143            Office                173
14             144            Office                129
14             145            Office                168
14             146            Office                131
14             147            Office                133
14             149            Office                97
14             150            Office                187
14             151            Office                175
14             152            Office                177
14             153            Office                243
14             154            Office                169
14             155            Office                169
14             156            Office                475
14             156A           Office                120
14             156B           Office                131
14             156C           Office                123
14             156D           Office                90
14             175            Office                189
14             176A           Office                129
14             176B           Office                90
14             177            Office                185
14             178            Office                233
14             179            Office                91

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit B

14             180            Office                187       Cumulative Total SF
14             180A           Office                143       -------------------
14             181            Office                423
14             181A           Office                78
14             198A           Office                1,616
14             H140           Corridor              407
14             H150           Corridor              444
14             L110           Lobby                 197
                                                    ---
Subtotal                                            7,807
10% Common                                          781
                                                    ---
Total                                               8,588         Total  0

Replacement Space (Effective January 1, 2000)
----------------------------------------------
Bldg. No.      Room No.       Use Code              SF
---------      --------       --------              --
14             200            Office                182
14             201            Office                133
14             202A           Office                127
14             202B           Office                98
14             202C           Office                98
14             202D           Office                98
14             202E           Office                98
14             203            Office                132
14             204            Office                88
14             205            Office                89
14             206            Office                89
14             207            Office                88
14             208            Office                90
14             209            Office                89
14             210            Lab                   1,513
14             211            Office                90
14             212            Office                124
14             213            Office                192
14             214            Office                469
14             214A           Office                102
14             214B           Office                103
14             214C           Office                104
14             214D           Office                104
14             214E           Office                202
14             214G           Office                95
14             214H           Office                102
14             214I           Office                105
14             215            Office                230
14             216            Office                158
14             217            Office                277
14             218            Office                138
14             219            Office                132
14             220            Office                190
14             221            Office                150
14             222            Office                75
14             245            Office                3,651
14             245A           Office                143
14             245B           Office                71
14             245C           Office                50
14             245D           Office                143
14             248A           Office                95
14             248B           Office                82
14             249            Office                581
14             250            Office                66
14             251            Office                92
14             252            Office                289
14             252A           Office                62       Cumulative Total SF
                                                             -------------------

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit B
                                   Page 5 of 6

14             252B           Office                246
14             253            Office                125
14             254            Office                174
14             255            Office                95
14             256            Office                173
14             258            Office                95
14             259            Office                90
14             260            Office                87
14             261            Office                87
14             262            Office                93
14             263            Office                124
14             263A           Office                128
14             263B           Office                173
14             263C           Office                143
14             264            Office                59
14             264A           Office                95
14             264B           Office                127
14             264C           Office                91
14             266            Office                236
14             267            Office                288
14             267A           Office                22
14             268            Office                122
14             280A           Office                88
14             280B           Office                90
14             280C           Office                128
14             281A           Office                141
14             281B           Office                90
14             281C           Office                182
14             290            Lab                   1,555
14             H210           Corridor              1,051
14             H250           Corridor              662
14             H280           Corridor              170
14             H290           Corridor              237
14             L200           Lobby                 304
                                                    ---
Subtotal                                            19,050
10% Common                                          1,905
                                                    -----
Total                                               20,955        Total  20,955

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit B

    SUMMARY OF TERM, RENT, SECURITY DEPOSIT, OPERATING EXPENSES AND UTILITIES

                 INSERT TO PARAGRAPHS 1.3 TERM 1.5 AND 4.1 RENT
                 ----------------------------------------------

TERM:
-----

For the purpose of the Agreement, the current term of the Lease shall be extended with an Expiration Date of October 31, 2003. Two sequential one-year option terms shall be included as described in Paragraph 62 of this Agreement.

        PREMISES                         TERM                           PERIOD
        --------                         ----                           ------
                                                               START                 END
                                                               -----                 ---
        Building 14, 1st floor     Year 1    Original       Nov. 1, 1998       Oct. 31, 1999
        Building 14, 1st floor     Year 2    Original       Nov. 1, 1999       Dec. 31, 1999
        Building 14, 2nd floor     Year 2    Original       Jan. 1, 2000       Oct. 31, 2000
        Building 14, 2nd floor     Year 3    Original       Nov. 1, 2000       Oct. 31, 2001
        Building 14, 2nd floor     Year 4    Original       Nov. 1, 2001       Oct. 31, 2002
        Building 14, 2nd floor     Year 5    Original       Nov. 1, 2002       Oct. 31, 2003
        Building 14, 2nd floor     Year 6    Option         Nov. 1, 2003       Oct. 31, 2004
        Building 14, 2nd floor     Year 7    Option         Nov. 1, 2004       Oct. 31, 2005

RENT:
-----

Base Rent, comprising the components of NNN and CAM (CAM designated as Standard Operating Expenses), shall be increased annually (on the Anniversary of the MP3.com Agreement, beginning February 1, 2000) by four cents ($0.04) per square foot, and one cent ($0.01) per square foot, respectively. The table below summarizes the Rent, and Standard Operating Expense Payments that shall be paid to the Lessor by the Lessee during the Original and Option Terms. Subject to an agreement with the Tenant (MP3.com) holding the current Lease for the Building second floor Replacement Premises, the Lessee's Rent and Operating Expenses for Building 14 shall commence with Possession of the Second Floor Replacement Space Block, and for the First Floor Surrendered Space Block, shall terminate the day prior to Possession of the Building 14 Second Floor Premises. Monthly Rent shall be due and payable upon receipt of invoice from the Lessor. Refer to the table below for a summary of the Monthly Lease Rate and Rent for the Building 14 Premises.

LEASEHOLD IMPROVEMENTS:
-----------------------

The Lessor holds a Security Deposit for restoration of Non Building Standard Improvements installed by the previous Tenant. Except for "Non-Building Standard Restoration Required", described in Exhibit F, the Lessor shall not be obligated to install Leasehold Improvements, and such provisions are therefore not included in the Rental Schedule below. Any work in excess of the Non-Building Standard Restoration Required shall be considered extra, shall be approved by the Parties prior to installation, and shall be to the account of the Lessee to be paid as a lump sum to the Lessor prior to installation, or otherwise contracted with, and paid for by the Lessee, directly with contractors approved by the Lessor.


ELEMENT                                  BUILDING 14 - MONTHLY LEASE RATE & RENT
-------                                  ---------------------------------------
                                        (Refer to the table above for the Term and Period)
                               YR #2          YR #2        YR#3         YR #4        YR #5
Period Starting              NOV 1999       JAN. 2000    FEB. 2000    FEB. 2001    FEB. 2002
---------------              --------       ---------    ---------    ---------    ---------
NNN Rate/sf.                 $1.14/sf       $1.20/sf     $1.24        $1.28        $1.32
CAM Charges (Std. Op.
  Exp.)/sf                   $0.23          $0.22        $0.23        $0.24        $0.25
Leasehold Improvements       $0.00          $0.00        $0.00        $0.00        $0.00
Janitorial                   Lessee         Lessee       Lessee       Lessee       Lessee
Utilities (power, gas,
  water/sewer)               Prorate        same         same         same         same
Total Rate per Square Foot   1.37           $1.42        $1.47        $1.52        $1.57
Monthly Rent Total
  ~ 8,250sf                  $11,303        -----        -----        -----        -----
Monthly Rent Total
~ 20,955sf                   -----          $29,756      $30,804      $31,852      $32,899

                INSERT TO PARAGRAPHS 1.7 AND 5. SECURITY DEPOSIT
                ------------------------------------------------

A Security Deposit in the amount equivalent to one month's Rent, and two month's Utility Expenses, shall be paid by the Lessee to secure payments to the Lessor.

        SECURED PAYMENT                                                           AMOUNT
        ---------------                                                           ------
        One Month's Rent                                                           $29,756
        Two Months Utility Expenses (20,955sf x $0.20/sf x 2 mos)                 $  8,382
                                                                                  --------
        Total Security Deposit Required                                            $38,138
        Less Security Deposit on Record                                            $14,991
        Less Security Deposit Paid to Secure Replacement Premises                  $23,147
                                                                                   -------
        ADDED SECURITY DEPOSIT DUE                                                      00

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit C

Concurrent with the annual Monthly Rent increase, and without prior notice, the Security Deposit shall be adjusted in direct relation to the Monthly Rent, and Utility Expenses (as calculated above), and the increase shall be paid by the Lessee upon receipt of an invoice from the Lessor. Additionally, if the Lessor deems justified, the amount of Security Deposit shall be increased to secure payment of any Non-Building Standard Restoration, in the event the Lessee installs such Non-Building Standard Improvements and the Lessor deems Restoration is required upon expiration of the Agreement.

             INSERT TO PARAGRAPH 4.2. COMMON AREA OPERATING EXPENSES
             -------------------------------------------------------

Lessee shall pay for cost of maintenance and repair of its fixtures, furnishings and equipment; maintenance and repair of electrical or other services from the Building Point of connection to Lessee's fixtures, and for that supplemental equipment installed specifically for Lessee's application and use of the Premises. Lessee shall also pay for locksmith service, telephone installation, adds, moves, and changes, and for cost of toll calls contracted under separate agreement with the Lessor. Lessee shall initiate the needed job orders to engage services, and pay for said services, pursuant to Paragraph 7.0 of this Agreement.

Standard Operating Expenses are included in the CAM components of Rent; other Operating Expenses for which the Lessor assumes responsibility, and which are not included in the NNN or CAM components of Rent, shall be invoiced separately for payment by the Lessee at the time these expenses are determined. Following are the general provisions for payment of Services and Operating Expenses under terms of this Agreement.

                   SUMMARY OF SERVICES AND UTILITY PROVISIONS
                   ------------------------------------------

                                          INCLUDED IN          INCLUDED AS
                                          MONTHLY RENT        OTHER OPERATING
                                          & STANDARD          EXPENSE CHARGED
SERVICE OR UTILITY                      OPERATING EXPENSE       TO LESSEE           NOTE
------------------                      -----------------     ---------------       ----
Taxes                                   x                                            1
Insurance                               x                                            2
Parking Lots, Roadways & Walkways       x
Landscape Maintenance                   x
Building and Utility Maintenance        x                                            3
Trash Collection                        x
Property Management                     x
Telecommunications Services                                   x
Utilities:
    Electricity, Ordinary                                     x
    Natural Gas                                               x
    Water/Sewer                                               x
    Electricity, Extraordinary                                x                      4
    Security Services-Standard          x                                            5
Security Access Control & Keys                                x                      7
Mail Pickup and Delivery                                      x
Use of Central Conference Rooms         x                                            5&9
Use of Outdoor Recreational Facility    x                                            5
Use of Central Cafeteria                x                                            5&7
Janitorial:
    Common Area                         x                                            6
    Lessee Space                                              x                      10

Lessee may obtain the following services through separate agreement with the Lessor. Payment shall be made under the same terms and conditions as for operating expenses:

Signage-Interior                                              x                      7
Use of Corporate Fitness Center                               x                      5&7
Contractor Services                                           x                      5&8

Notes:

1.      Covers Real Property Taxes.  Does not cover personal property taxes.

2. Covers Lessor's insurance only. Does not cover Lessee's coverage for its fixtures and liability, or for the loss of business.

3. Covers maintenance and repairs of normal building equipment and utilities. Does not cover maintenance and repairs of special telecommunications, or equipment installed on behalf of the Lessee to maintain special conditions such as air conditioning.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit C

4. Cost for extraordinary utilities shall be passed through at cost charged to Lessor. Example: Cost to operate Building HVAC outside the hours of 7:00 AM to 7:00 PM, Monday through Friday (excluding national holidays). If the Lessee is the sole Tenant occupying a specific zone, then the operating hours (12-hour period) can be adjusted at the request of the Lessee.

5. Access or use of services are provided as an amenity, but are subject to change or termination by Lessor with thirty days advanced notice to the Lessee, or in the event of breach of terms, with a three-day notice.

6. Lessee provides Common Area cleaning services between the hours of 5:30AM and 1:00PM on normal business days.

7.      Same cost as charged to other Tenant Employees.

8.      Available at Lessor's cost plus 15%.

9. Parties agree that location, site, and features of conference rooms can be changed upon the Lessor providing Lessee 30 days advanced notice of said change.

10. Lessee shall make provisions for janitorial service to clean its Premises.

                        INSERT TO PARAGRAPH 11. UTILITIES
                        ---------------------------------

Effective the date that the Lessee takes Possession, the Lessor shall commence charging the Lessee its prorata share of Utilities as described below. The base square footage of the Industrial Center is subject to change as the Lessor demolishes or constructs building improvements at the Industrial Center.

Electricity:
------------

Electric power is supplied by San Diego Gas & Electric and metered at one location of the Industrial Center. Building 14 is separately submetered and Lessee's prorata electric power costs shall be calculated using data taken from submeters as follows:

        Building 14 leased gsf     x     Building 14 Billing Period Cost
        ----------------------
        Building 14gsf

        20,955gsf (Note 1)         x     Building 14 Billing Period Cost
        ------------------
        59,520gsf

        Note(1): Gross Square feet will be adjusted in direct relation to size of the Lessee's Premises.

Water/Sewer:
------------

Water is supplied to the Industrial Center from three (and soon four) separate city water meter stations. Sewer charges are based on water consumption. The Industrial Center comprises Buildings of a total 509,164gst on three separate parcels, one Genesee Properties, and two Hopkins Properties. Prorated water/sewer costs shall be calculated as follows:

        Building 14 leased gsf     x     Billing Period Charges
        ----------------------
        Total Industrial Center gsf

        20,955gsf (Note 1)         x     Billing Period Charges
        ------------------
        509,164gsf

Natural Gas:
------------

Natural gas is purchased from a natural gas supplier and transported to the Industrial Center by San Diego Gas & Electric. Building 14 is separately submetered and Lessee's prorate natural gas costs shall be calculated using data taken from submeters as follows:

        Building 14 Leased gsf     x     Billing Period (Na. Gas Cost +
        ----------------------           Transport Cost)
        Building 14 gsf

        20,955gsf                  x     Billing Period Charges
        ---------
        59,520gsf

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit C

TELECOMMUNICATIONS:

If the Lessee contracts with the Lessor for telecommunications services, then the Lessee shall pay for telecommunications installation, moves, changes, and monthly or daily services attributable to the Lessee, including all toll charges. Charges for service and equipment are subject to reasonable annual increases but shall not exceed the standard amounts charged to other tenants in the Industrial Center, for similar services and equipment. Parties agree that the Calendar Year 2000 equipment and service costs shall be in accordance with the following schedule:

           CATEGORY OF SERVICE                                                 INSTALLATION COST           MONTHLY COST
           -------------------                                                 -----------------           ------------
                Fax or Modem Extension                                             $70                         $18
                PBX Line (Multi-Line capability)                                   $70                         $18
                Basic Service Fee (includes adds, moves and changes)               $20                         N/A
           TELEPHONE SETS AND FEATURES
           ---------------------------
                     Installation
                SL-1 Single Line Set 2500, 2554, etc                               $20                         $ 5
                SL-1 Analog Multi-Line Set                                         $ *                         $ *
                10 Key Add-on Module                                               $ *                         $ 2
                20 Key Add-on Module                                               $ *                         $ 4
                Speaker phone                                                      $ *                         $ 6
                Digit Display                                                      $ *                         $ 6
                2008 Digital 8-Button Telephone Set                                $20                         $ 8
                2616 Digital 16-Button Telephone Set with Display                  $20                         $17
                Speaker phone (HFA)                                                $ *                         $ 1
                22 Key Add-on Module                                               *                           $ 7
           PROGRAMMABLE FEATURES AT NO COST AT TIME OF INSTALLATION
           --------------------------------------------------------
                Appearance of an Additional Extension                              *                           $ 2
                Headset (all units are modular)                                    Cost                        N/C
           VOICEMAIL
           ---------
                With 7 minutes storage-10 day retention                            $20                         $ 8
                Additional 5 minutes of storage                                    $ *                         $ 3
                Pager out call                                                     $ *                         $ 2
           MISCELLANEOUS CIRCUIT COSTS
           ---------------------------
           Relocation of Service (telephone lines,
                data/lan lines)                                                    $40                         N/A
           Dry Circuits (For Alarms, Monitors, etc...,
                1 or 2 pair)                                                       $ *                         $ 3
           Private Line extended from outside provider
                (1 or 2 pair)                                                      $*                          $ *
           DDS Circuit extended from outside provider
                (1 or 2 pair)                                                      $ *                         $ *
           ISDN(&DSL) Circuit extended from outside
                provider (l or 2 pair)                                             $ *                         $ *
           DS1/T1 Circuit extended from outside provider
                (incl. eng.)                                                       $300                        $75
           BUILDING WIRING
           ---------------
           Point to Point 4-wire circuit (through existing
                cable plant)                                                       $40                         $ 3
           Point to Point 4-wire circuit with upgraded wiring                                                  $ *
           LAN Cabling
           Fiber-Optic Cabling
           AUDIO VIDEO EQUIPMENT & SERVICES                                                                    DAILY COST
           --------------------------------                                                                    ----------
           Slide Projector                                                                                     $10
           VCR & TV/Monitor or Combo Unit                                                                      $ *
           Easel/flipcharts                                                                                    $5/$10
           VHS Camcorder                                                                                       $15
           OVERHEAD Projector                                                                                  $10
           LCD, DLP, ILA PROJECTORS                                                                            $15-$50

*APPLY BASIC SERVICE FEE (WAIVED IF WORK PERFORMED AT INSTALLATION)


Parties agree that reasonable annual adjustments, the same as applied to other Industrial Center Tenants, can be made without prior notice effective January of each calendar year.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit C

                       GENERAL ATOMICS RULES & REGULATIONS
                     ATTACHED AND MADE A PART OF THIS LEASE

1. Lessor agrees that Lessee is entitled to, and shall have the quiet enjoyment of the Premises described in the Sublease.

2. During the term of the Agreement, Lessee shall provide Lessor the names and home telephone numbers of two Lessee employees that can be contacted by the Lessor for emergencies during Lessee's non-business hours.

3. Lessor shall provide Lessee a minimum 24-hour advanced notice of any inspection by the Lessor, Owner, Lender, insurance carriers and respective agents.

4. During the warranty period, Lessee shall give Lessor prompt notice of any accidents to or defects in the water pipes, gas pipes, electric system, lights and fixtures, heating and cooling apparatus or any other service equipment.

5. Any service piping, ducts, electric conduits, telephone wiring and antennas exterior to the Building, or boring, cutting of exterior walls, floor or roof shall not be permitted, except with the written consent of Lessor.

6. Lessee's identification sign(s) shall be subject to prior approval by Lessor. Guidelines for Building exterior signage is available from the Lessor upon request.

7. Lessee shall not install blinds, shades, awnings or other form of inside of outside window covering, or window ventilators or similar devices without the prior written consent of Lessor.

8. Lessee shall maintain Premises in a clean and safe condition. Trash shall be placed in appropriate disposal containers at locations designated by Lessor for pick-up and disposal by a service contractor of the Lessor.

9. Lessee and Lessee's employees shall not obstruct the sidewalks, driveways, or other common areas and shall use the same only as a means of passage, access and parking; all materials, fixtures, furnishings and equipment shall be stored inside the Building. Outside storage at the Premises is prohibited.

10. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into the fixtures. Lessee shall not mark, install screws or drill into, or in any way deface the exterior walls, stone, metal work, doors and windows of the Building.

11. Lessee and Lessee's agent and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the Building, or interfere in any way with other Industrial Center Lessees, or those having business with them.

12. Lessee shall not conduct any auction, or sell goods, wares or merchandise on the Premises.

13. Lessor shall not be responsible for loss of or damage to any fixtures, furnishings or personal property from any cause.

14. Although Lessor may have given Lessee approval to use the name of the Industrial Center in connection with any business on the property, Lessor shall have the right to prohibit any advertising by any agent which in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and laboratories, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

15. No cooking shall be done or permitted by Lessee on the Premises, except in areas specifically designed for the purpose, without the consent of Lessor, nor shall the Premises be used for the storage of merchandise, for washing clothes, for keeping of pets, for lodging or for any improper, objectionable or immoral purposes.

16. Lessee shall not disturb, solicit or canvass any occupant of the Industrial Center and shall cooperate to prevent same.

17. From time to time it may become advantageous to make amendments to this list which are in the best interests of both Lessor and Lessee and which are not inconsistent with the Sublease. Lessor reserves the right to make such amendments by giving notice to Lessee.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit D
                                  Page 1 of 1

ASBESTOS NOTIFICATION
January 1999

From:      Licensing, Safety and Nuclear Compliance (LSNC)

TO:        Employees and Occupants, Via Intercompany Memo

General Atomics, in compliance with California Health and Safety Code 25915 et seq, is required to give written notice of the presence of asbestos containing materials to all employees. This notification applies to General Atomics facilities at 3550 General Atomics Court, 3483 Dunhill Street, and 11222 Flintkote Avenue.

Prior to 1979, asbestos was used extensively in the building industry throughout the United States as thermal insulation, fireproofing, and in structural support materials. At General Atomics asbestos has been used to insulate hot water and steam pipes and ventilation ducts. It may be found in some attics and mechanical rooms, in floor and ceiling tiles and window wall panels, some roofing material, and core material in certain fire doors.

The mere presence of asbestos in a building does not necessarily mean that a health hazard exists. Asbestos containing materials are not a health threat unless asbestos fibers become airborne and are inhaled. In areas where the asbestos is bonded or encapsulated and properly maintained, such as in the materials listed above, there is very little or no risk to health.

Accordingly, it is important not to disturb asbestos containing materials. General Atomics policy restricts work on asbestos containing materials to certified asbestos contractors who are properly trained and equipped. Moving, drilling, cutting, or otherwise disturbing such materials can pose a health risk and should not be attempted by untrained personnel. Employees should immediately notify (Licensing, Safety and Nuclear Compliance) if they observe materials that they suspect contain asbestos and which are not properly maintained.

LSNC maintains records of asbestos sampling and air monitoring results performed during the course of asbestos abatement work. Employees may contact LSNC, Letty Alfonso at extension 2016, Paul Englert at extension 2466, or Keith Asmussen at extension 2823, if they have questions or concerns regarding asbestos.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit E

                              WORK LETTER AGREEMENT

This Work Letter Agreement is written to compliment the Sublease Agreement, as amended, and all Exhibits (the "Agreement"). It expands and elaborates on the Agreement with no conflict intended. In the event of a conflict, the Agreement takes precedence.

                                   I. PREMISES

The Lessor will deliver to the Lessee the Replacement Space Block located on Building 14 Second Floor, highlighted by the crosshatched Area on the Floor Plan, page 1, of Exhibit B. Within a reasonable period, but no later than January 14, 2000, the Lessee shall surrender its current Building 14 First Floor Premises shown on page 2 of Exhibit B.

The Parties agree to cooperate in the installation of Leasehold Improvements in the Replacement Premises, which includes the Restoration of Non-Building Standard Improvements installed by the previous tenant, and the minor fit-up of those improvements specified by the Lessee. Except for the improvements as described below under the heading, Alterations and Utility Installations, the Lessee agrees to accept those Non-Building Standard Improvements installed by the previous Tenant, MP3.com, classified on Pages 7, 8 & 9 of this Exhibit, as "Restoration Not Required" reclassified as, Building Standard Improvements.

                    II. ALTERATIONS AND UTILITY INSTALLATIONS

LESSOR LEASEHOLD IMPROVEMENTS:

The Lessor defines Non-Building Standard Improvements as any change in the standard physical layout, appearance, colors, or general decor, that does not match the Building Improvements installed by the Lessor prior to the Lessee's Possession.

A. The Lessor will restore, at MP3.com cost, the Non-Building Standard Improvements changing certain features installed by MP3.com, those generally described in this Work Letter Agreement and classified as "Restoration Required".

B. The Lessor will make minor repairs and inspect all building systems serving the Premises, including HVAC, lighting, power, and Common Area appurtenances, to ascertain the building systems are in good working condition.

C. This Work Letter Agreement makes no provisions for Alterations or Utility Installations ("Leasehold Improvements") to be installed and paid for by the Lessor, above and beyond those listed and classified as Restoration Required on pages 7, 8 & 9 of this Work Letter Agreement.

D. The Parties and MP3.com agree that the structural deficiency of the computer room raised floor, Room 252B, will be corrected by removal of the raised floor so that the open permit with the City Inspection Department is closed. The Lessee agrees to accept the room in a condition with the raised floor removed, and service cables stripped back to a safe condition.

E. Except for Restoration of the raised computer floor, and the closure of the permit for the computer floor improvements, the Non-Building Standard Restoration Required does not require issuance of building permits. The Lessor and MP3.com will resolve the permit closure for the computer raised floor.

LESSEE SPECIFIED LEASEHOLD IMPROVEMENTS:

The Lessee will specify any Leasehold Improvements required prior to Possession, and will either authorize the Lessor to install these improvements, or the Lessee will engage the services of Lessor approved service contractors to install said improvements, and in either case, pay for said improvements.

F. Any Lessee specified Leasehold Improvements, classified as a Non-Building Standard Improvements, shall be subject to restoration at the expiration of the Agreement, and may be subject to Added Security Deposit as agreed in Exhibit C of this Amendment.

G. Improvements that change the use, or are determined to impact the structural or life safety features of the building, shall be changed by formal design, and installed under permits issued by the City of San Diego.

H. Any Leasehold Improvement installed by the Lessee is subject to review and consent of the Lessor as covered in Paragraph 7.4 of the Agreement. For those Leasehold Improvements installed by the Lessee, the Parties agree to the following responsibilities:

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit F

The LESSEE, at the Lessee's sole cost and expense will:

1. Select and pay for a design consultant to prepare a space plan acceptable to the Parties.

2. Select design consultants to prepare construction documents for permits and installation.

3. Make application for and obtain building permits for installation from the City of San Diego.

4. Issue contracts and make payment for design consultants, contractors, agencies and others that provide labor, materials and services toward installation.

5.      Provide construction management for the Leasehold Improvements.

6. Obtain final inspection and approval to occupy from the City Building Inspection Department.

7.      Provide the Lessor copies of as-built, construction documents.

The LESSOR at its sole cost and expense will:

8. At its discretion, file a "Notice of Non-Responsibility" giving notice to all material suppliers and contractors that the Lessor is not responsible for payment of contracted services related to the Lessee's Improvements.

9. Perform a design review of the construction documents to verify the design is consistent with this Agreement.

10. Perform routine inspections of the construction area to confirm that the installations are in general accordance with the plans and specifications, and acceptable construction quality standards are being maintained during construction.

11. Perform routine inspections to verify construction progress is being made in a manner considerate of other Building Tenants.

12. Make a final determination if the installed improvements are in variance with Building Standard design and construction, and assess for Added Security Deposit if deemed necessary.

13. Prepare a Sublease Amendment to memorialize fulfillment of the Parties' obligations under this Work Letter Agreement, and to include other minor changes deemed appropriate and necessary.

                                 III. FINANCING

The Parties agree to pay for Leasehold Improvements according to the following general guidelines:

   WORK TASK                                                      ESTIMATE       ESTIMATE
   ---------                                                      --------       --------
   PAID BY                                                        LESSOR         LESSEE
   -------                                                        ------         ------
   RESTORATION OF NON-BUILDING STANDARDS IMPROVEMENTS
   ADDED #1 SPACE BLOCK                                           $20,853        $00
   ADDED #2 SPACE BLOCK                                           $25,076        $00
   ADDED #3 SPACE BLOCK                                           $    00        $00
   ADDED #4 SPACE BLOCK                                           $    00        $00
   Remove Computer Room Raised Floor                              $    00        $00
   LESSEE SPECIFIED LEASEHOLD IMPROVEMENTS
   Repair and Touch-up Painting                                   $    00        TBD
   Server Room Alterations                                        $    00        TBD
   Other Alterations                                              $    00        TBD
   Other Utility Installations                                    $    00        TBD
   Security Locks/Access System                                   $    00        TBD
   TOTAL                                                          $45,929        TBD

The cost and expense of installing Lessee Specified Leasehold Improvements, such as items with the estimate designated TBD, shall be to the account of the Lessee. It is the Lessor's policy to collect a deposit to secure the performance of the Lessee to restore those Non-Building Standard Improvements deemed by the Lessor as Non-Building Standard Installations at the time the improvements are planned. These improvements shall be removed at the Lessee's expense upon the Lessee's surrender of the Premises.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit F
                                  Page 2 of 9

                        IV. TENANT FIXTURES AND EQUIPMENT

Except for the Lessor's built-ins in Rooms 215, 222, 250 & 268, the Premises are offered by the Lessor and accepted by the Lessee in an unfurnished condition. The Lessee is responsible as follows:

A. Furnish the Premises as needed with desks, tables, chairs, computers, FAX, copiers, files and audio visual.

B. Furnish the Premises with tenant fixtures and equipment needed for the conduct of Lessee's business.

C. Make a selection of the telephone/data service provider and issue orders to have installed a telephone/data system, whichever system the Lessee selects.

D. Engage the services of outside providers as required to purchase, relocate, move, install and setup equipment listed in A, B and C above.

E. Issue orders to the Lessor's Security Department to install door locks installed as needed within the Lessee's Premises.

F. By separate agreement with the previous Tenant, MP3.com, dated ____________, 1999 the Lessee has assumed ownership and all rights for furniture, telephone system and security systems remaining installed in the Building 14 Premises.

The following generic list of items are included in this separate asset purchase agreement between the Lessee and MP3.com:

           Number                Description                Location

                     [See Asset Purchase Agreement Attached]

                                   V. SCHEDULE

Following is the Lessor's best effort schedule for executing a Termination Agreement with MP3.com and completing work for preparation of the Lessee's Replacement Premises.

        ACTION ITEM                               PARTY(s)                    DATE
        -----------                               --------                    ----
Execute Letter Agreement                          Both                  Nov    17    1999
Pay Security Deposit                              Lessee                Nov    17    1999
Execute Sublease Amendment #2                     Both                  Dec    15    1999
Execute MP3.com Termination                       Lessor                Dec    15    1999
Complete Non-Bldg Std Restoration Req'd           Lessor                Dec    20    1999
Walk through Inspection                           Both                  Dec    21    1999
Possession                                        Lessee                Dec    27    1999

                      VI. BUILDING 14 COMMON AREA CHANGES.

Parties acknowledge that changes to the Common Area may be required from time to time, as described in Paragraph 2.7 of this Agreement. Following are the current guidelines for Lessee vehicle access and parking.

A Provisions by LESSOR:

1. Vehicular access to Building 14 Complex is provided from Science Center Drive and the Building 14 Complex is closed off to the remainder of the Industrial Center (the "Remainder Industrial Center").

2. Alternate emergency vehicle access, and non-routine service access, is provided to the Building 14 Complex via use of locked gates separating Building 14 and 15 east access road.

3. Pedestrian access between the Building 14 Complex and the Remainder Industrial Center remains unchanged.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D

                                   Exhibit F

4. Internet Products Incorporated (IPI), a Building 14 Tenant, provides the Lobby Reception Service for all Building 14 Tenant Companies similar to the function the Lessor performs through its Building 1 Reception Lobby, except that IPI operates the Security Access and Control System (SACS) only during IPI's normal business hours, including the lunch period, ("Operating Hours").

5. Lessor operates the SACS remotely from Building 1 Security Station during IPI's Non-Operating Hours.

6. IPI retains nonexclusive use of the Lobby, and does not provide clerical or mail service to other Building 14 Tenants.

7. Visitor parking is provided near the north and south building entrances; handicap parking is provided at the northwest comer of Building 14.

8. A turnaround and loading zone are provided for light freight truck delivery at the south entrance to the Building 14 near access to the Building elevator.

9. As a means to control parking at the Remainder Industrial Center, all Building 14 Tenant employees are assigned a colored picture badge distinct from those used for the Remainder Industrial Center. All Building 14 Tenant employees will register vehicles with GA Security, and may be assigned numbered decals to be displayed in the Lessee employee owned vehicles.

10. The Lessor will restrict parking at Building 14 Complex according to the following breakdown:

        BUILDING 14 PARKING ALLOCATION SUMMARY-EFFECTIVE OCTOBER 1, 1999

                                                      PARKING @ 3 SPACES/1000SF
                                                      -------------------------
OCCUPANT                BUILDING   LEASED SPACE (sf)  AUTHORIZED    AVAILABLE      BALANCE
--------                --------   -----------------  ----------    ---------      -------
Internet Products Inc.  14         10,802             32            ---            ---
PacketVideo             14         20,955             63            ---            ---
PacketVideo Replace-
ment Tenant             14          8,250             25            ---            ---
Sitematic Corp.         14          7,688             23            ---            ---
UCSD                    14          3,748             11            ---            ---
Visitors                               00             07            ---            ---
Handicap                               00             05            ---            ---
                                   ------             --
Total Leased                       51,443             166           ---            ---
Required by Zoning      14         59,920             180           188            22

B. Provisions by LESSEE: The Lessee will cooperate with the Lessor, and other Building 14 Tenants, to restrict access to the Building 14 Complex and Remainder Industrial Center to those employees, suppliers, shippers, customers, contractors and invitees having a business need for said access to the Lessee's Premises. The Lessee agrees to the following:

1. Routinely provide IPI and Lessor Security Department the names of Lessee's contacts, or employee phone numbers, to assist with receiving visitors, badging visitors, and providing visitor directions to the Lessee's Premises.

2. Notify and advise organizations serving the Lessee (FedEx, UPS, etc.) of the change of street address from 10350 Science Center Drive, Suite 140, to 10350 Science Center Drive, Suite 210.

3. Notify the Postal Service, or courier service for direct US Mail pickup and deliveries of the change of street address from 10350 Science Center Drive, Suite 140 mail box, to 10350 Science Center Drive, Suite 210 mail box.

4. Wear and display the GA Security Badge when present at the Building 14 Complex, or the Remainder Industrial Center.

5. Affix vehicle decals to employee vehicles accessing and parking at the Building 14 Complex, if the request is made by the Lessor's Security Department.

6. Pay for repair of damages to the SACS System caused by the Lessee's employees, suppliers, shippers, customers, contractors and invitees.

7. In the event allocated parking is exceeded, designate certain employees to use spillover parking at the Remainder Industrial Center, and execute badge exchange for site access and parking to designated areas of the Remainder Industrial Center, in lieu of the Building 14 Complex. The Lessor will restrict spillover parking to the Building 9 lot equivalent to one space for each 1000sf of leased space.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit F
                                  Page 4 of 9

                     VII. LESSEE OBLIGATIONS DURING TENANCY

ROUTINE AND PERIODIC CLEANING:
Pursuant to the Lessee's obligations stipulated in Paragraph 7.1 of this Sublease Agreement, the Lessee will perform routine and periodic cleaning at the following minimum frequencies for all offices, the West Lobby, Toilet Rooms, Lunch/Coffee Mess Rooms and dedicated corridors serving the Lessee's Premises, spaces identified by Room Number in the Space Summary, Exhibit B. Routine and period cleaning shall apply to that portion of the second floor crosshatched on the Floor Plan, Exhibit B. The following standards are established to maintain a neat, clean facility void of rodent and pest infestation, and for control of fire and personnel hazards.

ACTIVITY
OFFICES/PRODUCTION                            FREQUENCY
------------------                            ---------
     Empty Trash                              Daily
     Empty Recycle                            Bi-Weekly
     Vacuum                                   Weekly
     Spot Clean Carpet                        Weekly
     Wipe and Clean Door Hardware/Sw Plates   Monthly
     Dust Baseboards                          Monthly
     Dust window shades                       Monthly
     Carpet Extraction Cleaning               Quarterly
     Clean Window Interior Surfaces           Quarterly

ACTIVITY
TOILET ROOMS                                  FREQUENCY
------------                                  ---------
     Wet Mop Floors                               Daily
     Clean and Disinfect Fixtures                 Daily
     Clean Mirrors                                Daily
     Stock Supplies                               Daily
     Empty Trash                                  Daily
     Spot Clean Doors, Frames and Pulls           Daily
     Clean Privacy Partitions/Doors               Weekly
     Spot Clean Walls                             Weekly
     Clean Dispensers                             Weekly
     Strip and Wax Floors                         Quarterly

ACTIVITY
CORRIDORS/LUNCH ROOMS/COFFEE MESS             FREQUENCY
---------------------------------             ---------
     Wet Mop or vacuum                            Daily
     Empty Trash                                  Daily
     Empty Recycle                                Daily
     Arrange and Clean Reading Tables             Daily
     Clean Desks, Tables and Counters             Daily
     Vacuum/Clean Chairs                          Weekly
     Dust Baseboards                              Monthly
     Dust Picture Frames                          Monthly

                 VIII. LESSEE OBLIGATIONS TO SURRENDER PREMISES

CHECKLIST:
Notwithstanding the obligation for Non-Building Standard Restoration, the following summarizes the obligations of the Lessee related to the surrender of the Premises at the end of tenancy, pursuant to Paragraph 7.4 of the Agreement. Prior to the Lessee's surrender of part or all of the Premises, the Parties will make inspections to ascertain the said Premises are in a condition acceptable to the Lessor, a condition existing at the time the Lessor tendered the respective Space Block to the Lessee, or with Alterations as installed and acceptable to the Lessor, normal wear and tear accepted.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit F
                                  Page 5 of 9

BUILDING LOCATION:______________________________________________________________

OFFICES                                     LESSOR            LESSEE             DATE
-------                                     ------            ------             ----
Furnishings removed                         _____             _____              _____
Fixtures removed                            _____             _____              _____
Trash removed                               _____             _____              _____
Telephones disconnected                     _____             _____              _____
Services stripped/safe off                  _____             _____              _____
Fixture inventory completed                 _____             _____              _____
Fixtures and equip. cleaned                 _____             _____              _____
NBS telecom cable removed                   _____             _____              _____
Walls/minor repairs completed               _____             _____              _____
Carpet extraction cleaned                   _____             _____              _____
Ventilation balanced if NBS                 _____             _____              _____
Lessor signage left in place                _____             _____              _____
Restoration completed or deferred           _____             _____              _____
Lessee signage removed/repaired             _____             _____              _____
Key locks changed                           _____             _____              _____
NBS = Non Building Standard                 _____             _____              _____

SUCCESSOR TENANT CONSENT (IF APPLICABLE)
First inspection                            _____             _____              _____
Ownership transfer completed                _____             _____              _____
Final inspection                            _____             _____              _____
Date: Turnover and Acceptance               _____             _____              _____
-----------------------------

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                   Exhibit F
                                  Page 6 of 9

                       MP3.COM - RESTORATION COST SUMMARY
                         PERIOD ENDING FEBRUARY 28, 1999


PROJ: GENERAL ATOMICS BUILDING 14 REPLACEMENT TENANT -PACKETVIDEO                               ESTIMATORS:  L.W. SMITH/M.K. SCANLAN

ADDED SPACE BLOCK #1
                                                                      PREV       REVISED        RESTORATION
                                                                      EST          EST                   NOT
ITEM                                 ROOM NO.   CONTRACTOR            COST        COST     REQUIRED    REQUIRED       NOTES
----                                 --------   ----------            ----        ----     --------    --------       -----
1     Replace walls, doors,          256-257    Good & Roberts        1,611       1,611      1,000         611   Doors/frames & clgs
      and ceiling                                                                                                only

2     Replace hallway carpet         H250       Astra Flooring        5,000       7,000      7,000           0   Replace all blk
      and topset base                                                                                            vinyl flooring

3     Replace tile                   223        Astra Flooring        2,100       2,100          0       2,100
4     Replace carpet                 252        Astra Flooring        1,450       1,450          0       1,450
5     Replace corridor               H250       Good & Roberts        1,354       1,354      1,354           0
      ceiling tile and grid
6     Remove and replace             H250       Good & Roberts          683         683        683           0
      corridor accent
7     Remove raised floor            252        Good & Roberts        1,390       1,390          0       1,390   Remove raised flr-
      and glass door                                                                                             no cost

8     Repair wall - Fill in          263        Good & Roberts          646         646          0         646
      Trangle opening
9     Paint corridor walls           H250       McMurray Painting       720         720        720           0
10    Paint corridor doors           H250       McMurray Painting       600         600        600           0
      and frames
11    Paint new walls                256-257    McMurray Painting       150         150          0         150
12    Remove fire suppression        252        Parsons               1,000       1,000          0       1,000   MP3 to handle
      system
13    Remove a/c system              252        Jackson & Blanc       1,200       1,200          0       1,200
14    Remove electric panel          252        Chula Vista Electric  1,250       1,250        700         550
      and underfloor circuits
15    Remove track lighting          H250       Chula Vista Electric    300         300        300           0
      in corridor
16    Replace corridor fire          H250       Jackson & Blanc         800         800        800           0
      sprinkler heads
17    Replace corridor lights        H250       Chula Vista Electric  2,100       2,100      2,100           0

18    Replace lobby carpet           L200       Astra Flooring        3,000       3,000      3,000           0   Item missed in
      and topset base                                                                                            Amend #1

19    Replace black supply           H250       Jackson & Blanc           0         700        700           0   Item missed in
      & return grilles                                                                                           Amend #1



      SUBTOTAL                                                    $  25,354     $28,054    $18,957      $9,097
      CONTINGENCY - 10%                                              $2,535      $2,805     $1,896        $910

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit F
                                   Page 7 of 9

                       MP3.COM - RESTORATION COST SUMMARY
                           PERIOD ENDING MAY 14, 1999

PROJ: GENERAL ATOMICS BUILDING 14 REPLACEMENT TENANT - PACKETVIDEO                        ESTIMATORS:  L.W.SMITH/M.K. SCANLAN
ADDED SPACE BLOCK #2
                                                                     PREV     REVISED        RESTORATION
                                                                     EST        EST                    NOT
ITEM                          ROOM NO.        CONTRACTOR             COST      COST     REQUIRED     REQUIRED       NOTES
----                          --------        ----------             ----      ----     --------     --------       -----
1  Remove carpet; reinstall   290             Astra Flooring        9,725      9,725         0          9,725
   ESD tile, 4" base
2  Remove carpet; reinstall   275             Astra Flooring        1,791      1,791         0          1,791
   SDT tile, 4" base
3  Reinstall dividing wall    214C/D&E/F      Good & Roberts        3,144      3,144     1,572          1,572   Restore one of
                                                                                                                two offices.
4  Wall Sconces-patch         H210            Good & Roberts          612        612       612              0
   walls
5  Remove ceiling tile;       H210            Good & Roberts          612        612       612              0
   patch walls
6  Remove 75 KVA              252             Chula Vista               0          0         0              0
   transformer                                Electric
7  Remove 200 AMP             252             Chula Vista               0          0         0              0
   panelboard                                 Electric
8  Remove computer            252             Chula Vista             200        200         0            200
   room outlets                               Electric
9  Disconnect fire            252             Chula Vista              50         50         0             50
   suppression panel                          Electric
10 Remove new air             252             Chula Vista             200        200         0            200
   conditioning wiring                        Electric
11 Remove new 480V            252             Chula Vista               0          0         0              0
   200 AMP meter                              Electric
12 Remove five new            H250            Chula Vista             300        300       300              0
   track lights                               Electric
13 Provide and install hall   L200            Chula Vista           2,100      2,100         0          2,100   Duplicate-See
   lights                                     Electric                                                          Space blk #1
14 Remove wall sconce         H210            Chula Vista Electric    800        800       800              0
   lighting                                   Electric
15 Remove red globe           H210            Chula Vista             400        400       400              0
   lighting                                   Electric
16 Restore four offices       H210            Chula Vista           1,600      1,600       800            800   Restore one of
   to original                                Electric                                                          two offices.
17 Demo power pole in         210             Chula Vista             100        100         0            100
   conference room                            Electric
18 Paint new and existing     214C/D&E/F      McMurray Painting       600        600       300            300   Restore R. Richards
   walls                                                                                                        office.
19 Paint corridor walls,      H210            McMurray Painting    11,000     11,000    11,000              0
   doors and frames
20 Paint walls                290             McMurray Painting       400        400       400              0
21 Sand and prep blue walls   H210, L200-201  Good & Roberts            0      6,000     6,000              0   Item missed
                                                                                                                in Amend #1
   SUBTOTAL                                                       $33,634    $39,634   $22,796        $16,838
   CONTINGENCY - 10%                                               $3,363     $3,963    $2,280         $1,684
   TOTAL                                                          $36,997    $43,597   $25,076        $18,522

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit F
                                   Page 8 of 9

     MP3.COM - RESTORATION COST SUMMARY -ADDED SPACE BLOCKS #3, #4 AND OTHER
                           PERIOD ENDING JULY 31, 1999


PROJ: GENERAL ATOMICS BUILDING 14 REPLACEMENT TENANT - PACKETVIDEO                        ESTIMATORS:  L.W.SMITH/M.K. SCANLAN
ADDED SPACE BLOCK #3
                                                                     PREV     REVISED        RESTORATION
                                                                     EST        EST                    NOT
ITEM                          ROOM NO.        CONTRACTOR             COST      COST     REQUIRED     REQUIRED       NOTES
----                          --------        ----------             ----      ----     --------     --------       -----
1     NONE                    NONE            NONE                      0         0            0           0        NONE

PROJ: GENERAL ATOMICS BUILDING 14 REPLACEMENT TENANT - PACKETVIDEO
ADDED SPACE BLOCK #4
                                                                     PREV     REVISED        RESTORATION
                                                                     EST        EST                    NOT
ITEM                          ROOM NO.        CONTRACTOR             COST      COST     REQUIRED     REQUIRED       NOTES
----                          --------        ----------             ----      ----     --------     --------       -----
1     Carpet replacement;     All             Astra Flooring        24,458    24,458           0      24,458      Packetvideo will
      4-inch base                                                                                                 take as is.

      SUBTOTAL                                                      24,458    24,458           0      24,458
      CONTINGENCY - 10%                                              2,446     2,446           0       2,446
      TOTAL                                                        $26,904   $26,904          $0     $26,904

PROJ: GENERAL ATOMICS BUILDING 14 REPLACEMENT TENANT - PACKETVIDEO
ESTIMATORS:  L.W. SMITH/M.K. SCANLAN
ADDED SPACE BLOCK - OTHER
                                                                     PREV     REVISED        RESTORATION
                                                                     EST        EST                    NOT
ITEM                          ROOM NO.        CONTRACTOR             COST      COST     REQUIRED     REQUIRED       NOTES
----                          --------        ----------             ----      ----     --------     --------       -----
1     Correct raised floor    252             Good & Roberts        13,800    13,800           0      13,800      Removed by
      deficiencies                                                                                                vendor at no cost.

      SUBTOTAL                                                      13,800    13,800           0      13,800
      CONTINGENCY - 10%                                              1,380     1,380           0       1,380
      TOTAL                                                        $15,180   $15,180          $0     $15,180

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit F
                                   Page 9 of 9

                       ESTOPPEL CERTIFICATE AND ATTORNMENT
                                   (SUBLEASE)

PacketVideo, a California Corporation ("Lessee"), hereby certifies, and agrees as follows, for the benefit of Bank of America National Trust and Savings Association (the "Bank").

1. Pursuant to a sublease dated September 1, 1998, as amended by Amendment #1 to Sublease dated September 1, 1998 (collectively, the "Lease"), the Lessee has leased a portion (the "Leased Premises") of certain real property (the "Property") commonly known as the General Atomics Industrial Center in San Diego, California, from General Atomics, a California Corporation (the "Lessor"). A true and complete list and description of the Lease and all supplements, modifications and amendments thereto, is attached as Attachment "A".

2. The Lease covers approximately 20,955 square feet in Building 14. The term of the Lease (including all extensions) will expire on October 31, 2005. Effective with possession of the Replacement Space Block, Monthly Rent under the Lease is $29,756.

3. Other than ordinary servicing agreements (such as agreements for maintenance and security of the Leased Premises), the Lease constitutes the only agreement between the Lessor and the Lessee with respect to the Leased premises.

4. The Lessee acknowledges that the fee interest in the Property is owned by Genesee Properties, Inc., a Wyoming corporation (the "Borrower"), and that Lessor holds leasehold interests in the Property pursuant to master leases (the "Master Leases") dated September 26, 1986, as amended. The Lessee acknowledges that the Bank has made a loan to the Borrower secured by a deed of trust on the Property and an assignment of all leases and subleases affecting the Property, including the Master Leases and the Lease. The Lessee acknowledges that the Lease is subject to the Master Leases. The Lessee acknowledges that the Bank is relying on this Certificate in connection with the loan.

5. Except as otherwise described in any attachment hereto, the Lease is in full force and effect, the Lessee has accepted the Leased Premises and presently occupies them, the Lessee is paying rent on a current basis, and the Lessee has no set-offs, claims or defenses to the enforcement of the Lease.

6. Except as otherwise described in any attachment hereto, as of the date of this Certificate, the Lessor is not in default under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to the Lessee.

7. Except as otherwise described in any attachment hereto, as of the date of this Certificate, the Lessor is not in default under the Lease, and has not committed any breach of the Lease.

8. Except as otherwise described in the Lease or any attachment hereto, the Lessee has not paid any rent in advance under the Lease except for rent for the current month and a Security Deposit of $38,138. The Lessee has no claim against the Lessor for any security deposit or prepaid rent except as provided in this Section.

9. The Lessee acknowledges that, except as set forth in the Lease or as otherwise described in any attachment hereto, it has no right or option to extend the term of the Lease, to cancel or terminate the Lease, or to purchase or otherwise acquire any interest in the Property.

10. The Lessee agrees that, except as described herein (interpreted to mean the Agreement), or unless the Bank otherwise consents in writing, the Lessee will not pay any rent more than thirty (30) days in advance of the date when due and will not assign the Lease or sublease the Leased Premises.

11. The Lessee agrees that upon receipt by the Lessee of written request by the Bank, the Lessee shall pay all rents and other amounts as they become due under the Lease directly to the Bank or as the Bank may otherwise direct.

12. In the event that the Lessor interest in the Property is acquired by any purchaser or transferee (including the Bank) at any foreclosure sale under the Banks deed: of trust, or by conveyance in lieu of such foreclosure, the Lessee shall remain obligated to such transferee under the Lease, and shall be deemed to have attorned to such transferee under the terms of the Lease, so long as Lessee is not in default under the Lease, Bank will recognize Lessee as a Tenant and will not disturb Lessee's possession of the Premises. Such attornment shall be effective without notice and without the execution of any further documents, provided that the Lessee shall, upon written request of such transferee, promptly confirm such attornment in writing and, if requested, shall enter into a new lease on the same terms and conditions as those set forth in the Lease.

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit G
                                   Page 1 of 5

13. Upon any breach by the Lessor under the Lease, the Bank shall have the right (but not the obligation) to cure such breach prior to the termination of the Lease by the Lessee. The Lessee shall not declare a termination of the Lease as the result of any such breach unless, within thirty (30) days after the Banks receipt of notice of such breach from the Lessee, the Bank shall have failed to cure such breach or to commence action to cure such breach.

14. Except to the extent actually received by the Bank, the Bank shall not be liable for any obligation of the Lessor under the Lease, any claim, offset or defense which the Lessee may have against the Lessor, or the return of any sums which the Lessee may have paid to the Lessor as a security deposit, advanced rent or otherwise. The Bank shall have no obligation to cure any breach or default of the Lessor under the Lease. The Bank shall not be bound by any rent or other amount paid under the Lease by the Lessee to the Lessor more than thirty (30) days in advance of the date when due.

15. Except as otherwise described in any attachment hereto, during the term of the Lease the Leased Premises have not been, are not being, and shall not be used for the use, storage, release, generation, disposal, handling or transportation of Hazardous Substances other than ordinary office and maintenance supplies. "Hazardous Substance" means: a) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, and is or becomes regulated by any government authority, department, commission, board, agency or instrumentality of the United States, the State of California, or any political subdivision thereof; b) any other substance, the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or common law; and c) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the Laws of California or any other applicable Laws relating to the Property.

16. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be mailed or delivered to the appropriate address set forth below:

IF TO THE BANK:

        Bank of America National
        Trust and Savings Association
        450 Street
        Mezzanine Level
        San Diego, CA 92101
        Attn: Ms. Karin S. Barnes

IT TO THE LESSEE:

        PacketVideo Corporation
        10350 Science Center Drive, Suite 210
        San Diego, CA 92121
        Attn: Jim Carol

The Lessee has executed this Certificate as December __, 1999, as San Diego, California.

IF TO THE MASTER LESSOR:

        Genesee Properties, Inc.
        3550 General Atomics Court
        P.O. Box 85608
        San Diego, California 92186
        Attn: Gary L. Jackson

IN WITNESS WHEREOF, the parties have executed this Agreement as of this ___ day of ______________ 1999.

MASTER LESSOR:                      SUBLESSOR:                      SUBLESSEE:
GENESEE PROPERTIES,                 GENERAL ATOMICS                 PACKETVIDEO
INC.                                                                CORPORATION
Signature:_____________             Signature:_____________         Signature:_____________
Gary L. Jackson                     John E. Jones                   Peter A. Price
President Sr. VP, Administration    Chief Financial Officer

                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.

                                    Exhibit G
                                   Page 2 of 5

                       ESTOPPEL CERTIFICATE AND ATTORNMENT




                              THIS EXHIBIT INCLUDES

                                PAGES I THROUGH 5

                                       AND

                              ATTACHMENTS "A" & "B"



                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit G
                                   Page 3 of 5

                                 ATTACHMENT "A"




                    DESCRIPTION OF LEASE AND ALL SUPPLEMENTS,
                    MODIFICATIONS, AMENDMENTS AND EXTENSIONS



NO.               DOCUMENT                                 ISSUE DATE
---               --------                                 ----------
1.    Sublease Agreement                                 September 1, 1998
2.    Amendment #1 to Sublease Agreement                 September 1, 1999
3.    Amendment #2 to Sublease Agreement                 December 1, 1999


                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.



                                   Exhibit G
                                  Page 4 of 5

                                 ATTACHMENT "B"

                    EXCEPTIONS TO LESSEE ESTOPPEL CERTIFICATE



                                                            Initials: /s/ P.A.P.
                                                                      /s/ R.H.D.


                                    Exhibit G
                                   Page 5 of 5